Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-206803) of Medigus Ltd. (the “Company”), of our report dated March 30, 2016 relating to the financial statements, which appears in this Form 20-F.

Tel Aviv, Israel March 30, 2016	/s/ Kesselman & Kesselman, Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited